                    PILLOWTEX CORPORATION AND SUBSIDIARIES
             CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

EXHIBIT 12.1


                                                                               YEARS ENDED
                                                        -----------------------------------------------------------------------
                                                                                                           PRO FORMA
                                                        12/31/91   12/31/92  12/31/93  12/31/94  12/30/95   12/30/95   9/30/95
                                                        -----------------------------------------------------------------------
EARNINGS:
  Earnings before income taxes                          $ 13,830    11,429    21,200    12,425    18,978     16,240    11,666
  Fixed charges from below                                 5,878     5,624     3,666     7,004    19,055     21,860    14,137
                                                        --------    ------    ------    ------    ------     ------    ------
    Earnings as adjusted(A)                               19,708    17,053    24,866    19,429    38,033     38,100    25,803
                                                        --------    ------    ------    ------    ------     ------    ------
                                                        --------    ------    ------    ------    ------     ------    ------
FIXED CHARGES:
  Interest expense                                      $  5,283     4,997     3,042     6,361    17,491     19,936    12,964
  Amortization of debt issuance costs                          -         -         -         -       544        904       408
  Interest component of rent expense (Note)                  595       627       624       643     1,020      1,020       765
                                                        --------    ------    ------    ------    ------     ------    ------
    Fixed charges as adjusted(B)                        $  5,878     5,624     3,666     7,004    19,055     21,860    14,137
                                                        --------    ------    ------    ------    ------     ------    ------
                                                        --------    ------    ------    ------    ------     ------    ------
Ratio of earnings to fixed charges (A) divided by (B)   $   3.35      3.03      6.78      2.77      2.00       1.74      1.83
                                                        --------    ------    ------    ------    ------     ------    ------
                                                        --------    ------    ------    ------    ------     ------    ------

                                                             NINE MONTHS ENDED
                                                        -----------------------------
                                                        PRO FORMA           PRO FORMA
                                                         9/30/95   9/28/96   9/28/96
                                                        -----------------------------
EARNINGS:
  Earnings before income taxes                          $  9,282   14,049     10,224
  Fixed charges from below                                16,553   11,986     15,857
    Earnings as adjusted(A)                               25,835   26,035     26,081
                                                        --------   ------     ------
                                                        --------   ------     ------

FIXED CHARGES:
  Interest expense                                        15,110   10,279     13,879
  Amortization of debt issuance costs                        678      408        678
  Interest component of rent expense (Note)                  765    1,300      1,300
                                                        --------   ------     ------
    Fixed charges as adjusted(B)                          16,553   11,986     15,857
                                                        --------   ------     ------
                                                        --------   ------     ------
Ratio of earnings to fixed charges (A) divided by (B)       1.56     2.17       1.64
                                                        --------   ------     ------
                                                        --------   ------     ------

Note: Approximately one-third of rent expense which management believes is representative of the interest component.